 EX‑35.21

(logo) PACIFIC LIFE

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

Houston Galleria Mall Trust 2015-HGLR,
Commercial Mortgage Pass-Through Certificates
Series 2015-HGLR

We, the undersigned officers, on behalf of Pacific Life Insurance Company, as Special Servicer (the "Certifying Servicer"), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

We have reviewed the Certifying Servicer's activities between March 30, 2015 and December 31, 2015 (the "Reporting Period") and the Certifying Servicer's performance under the Trust and Servicing Agreement, dated as of March 30, 2015 (the "Agreement"); and

To the best of our knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Date: March 8, 2016

PACIFIC LIFE INSURANCE COMPANY, as Special
Servicer

By: /s/ L. Lisa Fields
Name: L. Lisa Fields
Title: Assistant VP

By: /s/ DeAnne Reed
Name: DeAnne Reed
Title: Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY
700 Newport Center Drive, Newport Beach, California 92660-6307, Telephone (949) 219-3011